As filed with the Securities and Exchange Commission on January 31, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABB Ltd

(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	N/A (IRS Employer Identification No.)

P.O. Box 1831, Affolternstrasse 44, CH-8050, Zurich, Switzerland (Address of Principal Executive Offices)	N/A (Zip Code)

Baldor Electric Company 2006 Equity Incentive Plan
Baldor Electric Company 1994 Incentive Stock Plan
(Full title of the plan)

E. Barry Lyon
Assistant General Counsel
ABB Holdings Inc.

501 Merritt 7

Norwalk, Connecticut 06851

Telephone: (203) 750-2326
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Christopher, Esq.

Christopher A. Kitchen, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Registered Shares, par value CHF 1.03	939,056	(2)	$10.18	(4)	$9,559,590.08	(4)	$1,109.87
Registered Shares, par value CHF 1.03	233,967	(3)	$8.72	(5)	$2,040,192.24	(5)	$236.87
Total	1,173,023				$11,599,782.32		$1,346.74

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Registered Shares.

(2)          Represents shares of Registered Shares issuable upon the exercise of stock options granted under the Baldor Electric Company 2006 Equity Incentive Plan.

(3)          Represents shares of Registered Shares issuable under the Baldor Electric Company 1994 Incentive Stock Plan.

(4)          Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on $10.18, the weighted average exercise price of the options issued and outstanding under the Baldor Electric Company 2006 Equity Incentive Plan as of the date hereof.

(5)          Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on $8.72, the weighted average exercise price of the options issued and outstanding under the Baldor Electric Company 1994 Incentive Plan as of the date hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act and additional information about the Plans are available without charge by contacting:

Richard A. Brown

Affolternstrasse 44

CH-8050 Zurich

Switzerland

Telephone: +41-43-317-7111

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by ABB Ltd (the “Company”), are incorporated in this Registration Statement by reference:

(a)          The Company’s Annual Report on Form 20-F for fiscal year ended December 31, 2009 filed with the Commission on March 19, 2010;

(b)         the Company’s Reports on Form 6-K filed or furnished to the Commission on April 22, 2010, April 28, 2010, July 22, 2010, October 28, 2010, January 26, 2011 and January 28, 2011;

(c)          the description of the Company’s Registered Shares, par value CHF 1.03, included under the caption “Description of the Registered Shares” in the Company’s Annual Report on Form 20-F (File No. 001-16429) filed with the Commission on March 19, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions; and

(d)         the Company’s Tender Offer Statements on Schedule TO, filed with the Commission on December 1, 2010 and December 8, 2010, and the Company’s amended Tender Offer Statements on Schedule TO/A, filed with the Commission on December 30, 2010 and January 11, 2011; and

(e)          the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission by Baldor Electric Company on December 8, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Except as hereinafter set forth, neither the Articles of Incorporation of the Registrant nor any contract or other arrangement contains any provision under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such. In addition, according to Homburger AG, our Swiss counsel, there is no provision of Swiss law providing for any such indemnification of directors or officers. The Registrant has obtained directors’ and officers’ liability insurance.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Pursuant to Item 8(b), the Registrant will cause the Plans described herein and any amendment to the Plans described herein to be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plans described herein under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.           Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on January 31, 2011.

ABB LTD

By:	/s/ Michel Demaré
Name: Michel Demaré
Title: Executive Vice President and Chief
Financial Officer

By:	/s/ Richard A. Brown
Name: Richard A. Brown
Title: Group Senior Vice President and Chief
Counsel Corporate & Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Hogan, Michel Demaré, Christian Bogers, Richard A. Brown and Diane de Saint Victor, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agents, and any two of them acting jointly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 31, 2011.

Signature	Title

/s/ Joe Hogan	Chief Executive Officer
Joe Hogan	(Principal Executive Officer)

Executive Vice President and Chief Financial Officer
/s/ Michel Demaré	(Principal Financial Officer)
Michel Demaré

Head of Group Function Reporting and Consolidation
/s/ Christian Bogers	(Principal Accounting Officer)
Christian Bogers

/s/ Hubertus von Grünberg	Director
Hubertus von Grünberg

/s/ Roger Agnelli	Director
Roger Agnelli

/s/ Louis R. Hughes	Director
Louis R. Hughes

/s/ Hans Ulrich Märki	Director
Hans Ulrich Märki

/s/ Michel de Rosen	Director
Michel de Rosen

/s/ Michael Treschow	Director
Michael Treschow

/s/ Bernd W. Voss	Director
Bernd W. Voss

/s/ Jacob Wallenberg	Director
Jacob Wallenberg

ABB HOLDINGS INC., its duly authorized representative in the United States

By:	/s/ E. Barry Lyon
Name: E. Barry Lyon
Title: Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of ABB Ltd as of December 20, 2010.

4.2

Form of Amended and Restated Deposit Agreement, by and among ABB Ltd, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of the American Depositary Shares issued thereunder (including as an exhibit the form of American Depositary Receipt) (incorporated by reference to Exhibit (a) to Form F-6 (File No. 333-147488) filed by ABB Ltd on November 19, 2007).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4

2006 Equity Incentive Plan, as amended effective May 2, 2009 (incorporated by reference to the Exhibit A to Baldor Electric Company’s Proxy Statement on Schedule 14A filed by Baldor Electric Company on April 3, 2009).

4.5

1994 Incentive Stock Option Plan, as restated and amended at Baldor Electric Company’s Annual Meeting on May 2, 1998 (incorporated by reference to the Exhibit 10(iii)A.1 to Baldor Electric Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 1998, filed by Baldor Electric Company on August 17, 1998).

5.1	Opinion of Homburger AG.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Homburger AG (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).